Exhibit 99.1
COMPANY CONTACTS:
GLOBAL CLINICAL DEVELOPMENT

Investors/Analysts:
Matt Bond	Kathy Waller
Executive Vice President & CFO	Financial Relations Board
(703) 464-6300	(312) 640-6696
FOR IMMEDIATE RELEASE
THURSDAY, DECEMBER 14, 2006
PRA INTERNATIONAL ANNOUNCES MANAGEMENT AND BOARD CHANGES
ALSO UPDATES 2006 EARNINGS GUIDANCE
▪	Donnelly steps down as Director, President and CEO of PRA
▪	Melvin Booth replaces Jean-Pierre Conte as Board Chairman
▪	Terrance Bieker named Director and Interim CEO
RESTON, Va., December 14, 2006 — PRA International (NASDAQ: PRAI), a leading clinical research organization, today announced the resignation of Patrick K. Donnelly as Director, President and Chief Executive Officer, effective December 14, 2006. He will be leaving the organization December 31, 2006 and will remain an outside consultant to PRA’s Board for 18 months.
The Company also announced the appointment of Melvin D. Booth as Chairman of the Board of Directors. Mr. Booth will assume the role of Chairman from Jean-Pierre Conte, who will continue to serve as a Director.
Terrance J. Bieker has been appointed to the Board of Directors and named Interim CEO until a permanent replacement can be found.
“After 13 rewarding years with PRA I have made the decision to leave the Company to embrace new challenges and opportunities,” said Mr. Donnelly. “I am grateful for the time I’ve spent at PRA and believe I am leaving the Company in great hands with a tremendous management team in place. It is now time for PRA to be led by a CEO with a more scientific and therapeutic focus.”
“On behalf of the entire Board, I’d like to express our sincere gratitude to Pat for his dedicated service to PRA International,’ said incoming Chairman, Mel Booth. “Pat has guided the company through a period of unparalleled growth. His numerous accomplishments include navigating three leveraged financings; spearheading a successful corporate reorganization and IPO; skillfully acquiring and integrating 10 strategic
MORE
World Headquarters
12120 Sunset Hills Road, Suite 600 ▪ Reston, Virginia 20190 USA
Tel: +1 703 464-6300 ▪ Fax: +1 703 464-6301
WWW.PRAINTERNATIONAL.COM

PRA International, Inc.
Add 2
acquisitions; and developing global service offerings that have added substantially to stockholder value. We wish him well in his future endeavors. In the meantime, we expect a seamless transition and look forward to achieving our strategic goals. The Company has already engaged a global executive recruitment firm to assist in identifying a permanent CEO.”
Mr. Booth added, “Terry Bieker brings a wealth of global strategic and operating experience to the Board and is well positioned to serve as Interim CEO. His experience includes executive positions in the fields of drug discovery, clinical diagnostics and medical devices. We believe Terry is an excellent choice to oversee this transition in executive leadership.”
Most recently, Mr. Bieker served as Director, President and Chief Executive Officer of BioSource International, Inc. from November 2003 to November 2005. From 1999 to 2003, he served as Director and Chief Executive Officer of several medical device corporations, including Axia Medical and Transfusion Technologies Corporation and as Chief Operating Officer for SafeSkin, Inc. Prior to that, Mr. Bieker was Chairman, President and Chief Executive Officer of Sanofi Diagnostics Pasteur, Inc. from 1989 to 1997 and held various executive positions with Genetic Systems Corporation and American Hospital Supply Corporation from 1978 to 1983. Mr. Bieker graduated from the University of Minnesota in 1963.
Mr. Bieker noted, “PRA has assimilated a strong management team and has in place a solid foundation upon which to implement its five key growth strategies. I believe the Company is well positioned to continue to be one of the best Clinical Research Organizations in the world and to continue to provide truly outstanding service to all of our clients.”
Mr. Conte, who will continue to serve as a Director, is stepping aside as Chairman to allow Mr. Booth to assume that role. “With more than 29 years of senior management experience in healthcare and the life sciences, Mel has distinguished himself as a global leader in the healthcare industry. He has been instrumental in the growth and success of a number of top life sciences companies,” said Mr. Conte. “We believe Mel’s expertise in strategic planning, business development and international operations will be a tremendous asset to PRA.”
Mr. Booth has been a Director of PRA International since November 2004 and was a Director of MedImmune, Inc. from November 1998 until March 2005, serving as its President and Chief Operating Officer from October 1998 through December 2003. Prior to joining MedImmune, Mr. Booth was President, Chief Operating Officer, and a member of the Board of Directors of Human Genome Sciences, Inc. from July 1995 to October 1998. Mr. Booth held many executive positions from 1975 to July 1995 at Syntex, including President of Syntex’ U.S. pharmaceutical business. He is currently also a board member of Millipore Corporation, Prestwick Pharmaceuticals, Inc. and Ventria Bioscience. Mr. Booth graduated with honors and holds an honorary Doctor of Science degree from Northwest Missouri State University. Mr. Booth also currently serves as Chairman of the Audit Committee of the Board of Directors of PRA International.
MORE

PRA International, Inc.
Add 3
2006 Earnings Guidance
Today, PRA also narrowed its 2006 service revenue guidance to $300-305 million, the lower end of its current range. The Company is also revising its fully diluted earnings per share to $1.08-$1.11, which includes one-time charges of approximately $0.05 per share associated with Mr. Donnelly’s resignation and $0.02 per share for a write-off of amounts owed to PRA relating to the financial failure of certain biotech customers.
PRA will hold a conference call Friday, December 15, 2006 at 1:00 p.m. ET to discuss the management changes and 2006 earnings guidance. The call will be available via live webcast at www.prainternational.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The call may also be accessed by dialing 866-510-0704 (domestic) or 617-597-5362 (international). A replay of the call will remain available at the site for 30 days.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements that are subject to risks and uncertainties relating to PRA International’s future financial and business performance, as well as any other predictive statements that depend on future events or conditions, or that include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “will,” “estimate” or similar expressions of futurity. You should not place undue reliance on any forward-looking statements, which represent the company’s statements only as of the date of this news release and are not intended to give any assurance as to actual future events. Factors that might cause future events to differ include: operational and personnel challenges that could result from management changes; the results of the executive search process; the ability to execute our strategy during management transitions; the ongoing need for early and late phase drug development services; project cancellations and timing issues; our ability to attract and retain qualified personnel; our ability to continue providing our services effectively, including the quality or accuracy of the data or reports provided and our ability to meet agreed-upon schedules; the ability and willingness of our clients to continue to spend on research and development at rates comparable to or greater than historical levels; trends or events affecting the CRO industry and the demand for CRO services; government regulation, including regulatory standards applicable to CRO services; evolving industry standards and technological changes; and general business and economic conditions. Events relating to PRA International could differ materially from those anticipated in these forward-looking statements. Although these statements are based upon assumptions company management believes to be reasonable based upon available information, they are subject to the foregoing risks and uncertainties as well as those described more fully in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K. This document can be accessed in the SEC’s EDGAR database found at http://www.sec.gov. Please note that PRA International assumes no obligation to update any of the forward-looking statements in this release, except as required by applicable securities laws.
MORE

PRA International, Inc.
Add 4
About PRA International
PRA International is one of the world’s leading global clinical development organizations, with over 2,700 employees working from offices in North America, Europe, South America, Africa, Australia, and Asia. PRA, an ISO 9001:2000 registered company, delivers services to its clients through a unique approach called Project Assurance®, which represents the company’s commitment to reliable service delivery, program-level therapeutic expertise, easy, global access to knowledge, and involved senior management.
To learn more about PRA International, please visit www.prainternational.com or call our World Headquarters at +1 (703) 464-6300.
###